
      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 7, 1998
                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         OPHIDIAN PHARMACEUTICALS, INC.
             (Exact name of Registrant as specified in its charter)
                            ------------------------

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
               WISCONSIN                                   8731                                  39-1661164
    (State or other jurisdiction of            (Primary Standard Industrial         (I.R.S. Employer Identification No.)
     incorporation or organization)            Classification Code Number)

                            ------------------------

                            5445 EAST CHERYL PARKWAY
                            MADISON, WISCONSIN 53711
                                  608/271-0878
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------
                              DOUGLAS C. STAFFORD
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            5445 EAST CHERYL PARKWAY
                            MADISON, WISCONSIN 53711
                                  608/271-0878
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   Copies to:

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
                 MICHAEL E. SKINDRUD, ESQ.                                     LAWRENCE B. FISHER, ESQ.
                    LAFOLLETTE & SINYKIN                                  ORRICK, HERRINGTON & SUTCLIFFE LLP
                    ONE EAST MAIN STREET                                           666 FIFTH AVENUE
                  MADISON, WISCONSIN 53703                                     NEW YORK, NEW YORK 10103
                        608/257-3911                                                 212/506-5000
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        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.  [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering:  [X] Registration No.
333-33219
    If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act of 1933, check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering:  [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:  [ ]
                        CALCULATION OF REGISTRATION FEE

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

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
                                                                                 PROPOSED          PROPOSED
                                                                 AMOUNT          MAXIMUM            MAXIMUM          AMOUNT OF
                                                                 TO BE            PRICE            OFFERING         REGISTRATION
    TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED         REGISTERED     PER SHARE (1)        PRICE (1)            FEE
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Units......................................................      172,500         $6.10            $ 1,052,250        $   310.41
---------------------------------------------------------------------------------------------------------------------------------
 Common Stock, .0025 par value(2)..........................      172,500          6.00               --                 --
---------------------------------------------------------------------------------------------------------------------------------
 Common Stock Warrants ("Warrants")(3).....................      172,500          0.10               --                 --
---------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon exercise of Warrants(4).........      172,500          7.32              1,262,700            372.50
---------------------------------------------------------------------------------------------------------------------------------
Representative's warrants(5)...............................       15,000          0.0001             --                 --
---------------------------------------------------------------------------------------------------------------------------------
Units issuable upon exercise of Representative's
 warrants(5)...............................................       15,000          8.24                123,600             36.46
---------------------------------------------------------------------------------------------------------------------------------
Common Stock underlying Warrants issuable upon exercise of
 Representative's warrants(5)..............................       15,000         12.08                181,200             53.45
---------------------------------------------------------------------------------------------------------------------------------
Totals.....................................................      --                 --            $ 2,619,750        $   772.82
---------------------------------------------------------------------------------------------------------------------------------
Amount previously paid(6)..................................      --                 --               --              $12,687.11
---------------------------------------------------------------------------------------------------------------------------------
Amount owed................................................      --                 --               --                 --
=================================================================================================================================
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(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 of the 1933 Securities Act, as amended (the
    "Securities Act").
(2) Includes 22,500 Shares of Common Stock that the Underwriters have the option to purchase to cover over-allotments in connection with the Registrant's sale of the securities, if any.
(3) Includes 22,500 Warrants that the Underwriters have the option to purchase to cover over-allotments in connection with the Registrant's sale of the securities, if any.
(4) Includes 22,500 Shares of Common Stock issuable upon exercise of Warrants that the Underwriters have the option to purchase to cover over-allotments in connection with the Registrant's sale of the securities, if any.
(5) In connection with the Registrant's sale of the securities, the Registrant is granting to the Representatives of the several Underwriters (the
    "Representatives") warrants to purchase 15,000 Units, each Unit consisting of one share of Common Stock and one Warrant (the "Representatives'
    Warrants").
(6) Previously paid on August 8, 1997.
================================================================================

     The contents of the Registration Statement on Form S-1 (Registration No. 333-33219), as amended by Pre-Effective Amendments Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10 are hereby incorporated by reference herein. Filed as exhibits hereto are the following opinions and consents:

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
EXHIBIT                              TITLE
-------                              -----
  5.1     Opinion of LaFollette & Sinykin
 23.1     Consent of Ernst & Young LLP
          Consent of LaFollette & Sinykin (Reference is made to
 23.2     Exhibit 5.1)
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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized on May 6, 1998 in the City of Madison, Wisconsin.

                                          OPHIDIAN PHARMACEUTICALS, INC.

                                          By: /s/ DOUGLAS C. STAFFORD
                                            ------------------------------------
                                            Douglas C. Stafford, Ph.D.
                                            President, Chief Executive Officer
                                              and Director

                                          By: /s/ MARGARET B. VAN BOLDRIK
                                            ------------------------------------
                                            Margaret B. van Boldrik, Ph.D.
                                            Vice President, Secretary and
                                              Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

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
                   SIGNATURE                                        TITLE                          DATE
                   ---------                                        -----                          ----

             /s/ WILLIAM A. LINTON                Chairman of the Board of Directors            May 6, 1998
------------------------------------------------
               William A. Linton

            /s/ DOUGLAS C. STAFFORD               President, Chief Executive Officer and        May 6, 1998
------------------------------------------------    Director (Principal Executive Officer)
           Douglas C. Stafford, Ph.D.

              /s/ DONALD L. NEVINS                Vice President, Finance, Chief Financial      May 6, 1998
------------------------------------------------    Officer (Principal Financial Officer)
                Donald L. Nevins

          /s/ MARGARET B. VAN BOLDRIK             Vice President, Secretary and Director        May 6, 1998
------------------------------------------------
         Margaret B. van Boldrik, Ph.D.

                /s/ REX J. BATES                  Director                                      May 6, 1998
------------------------------------------------
                  Rex J. Bates

                                                  Director                                      May 6, 1998
------------------------------------------------
               Peter Model, Ph.D.

                                                  Director                                      May 6, 1998
------------------------------------------------
         W. Leigh Thompson, Ph.D, M.D.
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